UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

Effective as of June 10, 2014, VeriTeQ Corporation (the “Company”) entered into a Right to Shares Agreement (the “Rights Agreement”), between the Company, and Alpha Capital Anstalt (the “Holder”).

On November 13, 2013, the Company issued to the Holder a warrant to purchase shares of the Company’s common stock (the “Warrant”) pursuant to a securities purchase agreement dated November 13, 2013. Under the terms of the Rights Agreement, the Holder exercised the Warrant on a cashless exercise basis pursuant to Section 1(d) of the Warrant and pursuant thereto was entitled to receive 15,199,410 Warrant Shares but has agreed to accept the lesser amount of 11,500,000 Warrant Shares in full satisfaction of the complete exercise of the Warrant.

In lieu of presently issuing all of the Warrant Shares, the Company and the Holder have agreed to enter into the Rights Agreement whereby the Company will presently issue 495,711 Warrant Shares and subject to the terms and conditions set forth in the Rights Agreement, from time to time, the Company shall be obligated to issue and the Holder shall have the right, (the “Right’) to the issuance of up to 11,004,289 Warrant Shares (the “Reserved Shares”), subject to certain adjustments. The Company and the Holder hereby agree that no additional consideration is payable in connection with the issuance of the Reserved Shares.

The Holder shall not have the Right to the exercise of any portion of the Reserved Shares to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of the 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock issuable upon exercise of the Right. The Holder may decrease the 4.99% ownership limitation at any time and the Holder, upon not less than 61 days’ prior notice to the Company, may increase the beneficial ownership limitation provided that the beneficial ownership limitation may in no event exceed 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock upon exercise of the Right.

The foregoing description of the Rights Agreement is a summary and is qualified in its entirety by reference to the document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description

	10.1	Right to Shares Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: June 13, 2014	/s/ Michael E. Krawitz

Michael E. Krawitz
Chief Legal and Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Right to Shares Agreement